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                                                                    EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         I, Susan R. Faulkner, state and attest that:

         (1) I am the Principal Financial and Accounting Officer of Main Place Funding, LLC (the "Registrant").

         (2) I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that

..    the Annual Report on 10-K of the Registrant for the year ended December 31,
     2002 (the "annual report") containing financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

..    the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the periods presented.

/s/ Susan R. Faulkner
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Susan R. Faulkner
Principal Financial and Accounting Officer
March 31, 2003